Exhibit 15

October 27, 2026

The Board of Directors and Stockholders of Travel + Leisure Co.
501 W. Church St.
Orlando, Florida 32805

We are aware that our report dated October 27, 2026, on our review of the interim condensed consolidated financial information of Travel + Leisure Co. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, is incorporated by reference in Registration Statement Nos. 333-136090 and 333-228435 on Forms S-8 and Registration Statement No. 333-280014 on Form S-3ASR.

/s/ Deloitte & Touche LLP
Tampa, Florida